UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2006

SOLAR POWER, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-50142 (Commission File Number)	20-1470649 (I.R.S. Employer Identification No.)

136 East South Temple Suite 2112
Salt Lake City, Utah 84111
(Address and telephone number of principal executive offices) (Zip Code)

(801) 521-5703
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On December 1, 2006, we entered into a Second Amendment to the Agreement and Plan of Merger with Welund Acquisition Corp., a Nevada corporation and our wholly-owned subsidiary (“Merger Sub”) and Solar Power, Inc., a California corporation (“SPI-California”) (the “Second Amendment”) to amend the Agreement and Plan of Merger dated August 23, 2006, as amended by that certain First Amendment to the Agreement and Plan of Merger dated October 4, 2006 (collectively, the “Merger Agreement”). The Merger Agreement as previously reported and filed as exhibits to the Current Report on Form 8-K filed with the SEC on August 29, 2006 and October 6, 2006, contemplates that the Merger Sub will merge with and into SPI-California with SPI-California surviving as our wholly-owned subsidiary (the “Merger”).

The Second Amendment provides for among other things: (1) the extension of the termination date of the Merger Agreement to December 23, 2006, (2) the assumption of all of SPI-California’s outstanding stock options by us at the effective time of the Merger, and (3) updated disclosure relating to SPI-California’s capitalization which includes SPI-California’s stock option plan and stock options, and 500,000 shares of common stock of SPI-California reserved for issuance by SPI-California which may be issued by SPI-California prior to the effective time of the Merger. It is contemplated that SPI-California may receive up to 14,500,000 shares of our common stock as the merger consideration, and we may assume up to 2,000,000 options of SPI-California at the effective time of the Merger. The foregoing description is qualified in its entirety by reference to the Second Amendment which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

As previously reported on the Current Report on Form 8-K filed with the SEC on September 25, 2006 and November 7, 2006, we have also entered into a Credit Facility Agreement dated September 19, 2006, as amended by that certain First Amendment to the Credit Facility Agreement dated November 3, 2006, with SPI-California pursuant to which we established a revolving line of credit of $2,500,000. In addition, in August and September 2006, we loaned SPI-California an aggregate amount of $200,000 to be used as working capital. Furthermore, on November 15, 2006, in connection with the merger between SPI-California and Dale Renewables Consulting, Inc., a California corporation (“DRCI”), pursuant to which SPI-California merged with and into DRCI and became the surviving corporation integrating DRCI’s photo-voltaic marketing, sales and installation business in Northern California into SPI-California’s business, we made a separate loan to SPI-California for $1,446,565 to fund the purchase of DRCI. As of December 1, 2006, we have loaned SPI-California an aggregate of $4,146,565 pursuant to all arrangements with SPI-California.

In addition, Stephen C. Kircher, our chairman of the board, is a director and Chief Executive Officer of SPI-California.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

10.1	Second Amendment to the Agreement and Plan of Merger

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR POWER, INC.
a Nevada Corporation

Dated: December 6, 2006	/s/ Steven P. Strasser
Steven P. Strasser,
President